EXHIBIT 10.20

[EXECUTION COPY]

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 29, 2010 (this “Agreement”), among PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Company”), TO-RICOS, LTD., a Bermuda company, TO-RICOS DISTRIBUTION, LTD., a Bermuda company (collectively, the “Borrowers”), the various Subsidiaries (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I of the Company parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 28, 2009 (the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, in connection with this Agreement the Company is issuing certain senior unsecured notes in an original aggregate principal amount of not less than $350,000,000 and not greater than $500,000,000 (the “Senior Notes”); and

WHEREAS, the Borrowers have requested that, as of the Effective Date, in connection with the issuance of the Senior Notes the Existing Credit Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Agreement as of the Effective Date.

“Borrowers” is defined in the preamble.

“Company” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

“Senior Notes” is defined in the second recital.

SECTION 1.2.    Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

SECTION 2.1.    Amendments to Section 1.1. (a) The following defined terms in the Existing Credit Agreement are amended and restated as follows:

(i)    “EBITDA” means, for any period, the sum of (a) Net Income (or net loss) for such period, plus (b) without duplication and solely to the extent deducted in determining Net Income (or net loss) for such period, the sum of (i) Interest Expense for such period, (ii) provisions for Taxes based on income, profits or capital for such period, including, without limitation, State, foreign, franchise and similar Taxes, and Tax Distributions made by the Company on a consolidated basis during such period, (iii) consolidated depreciation expense of the Company for such period, (iv) consolidated amortization expense of the Company for such period, (v) consolidated Restructuring Charges of the Company for such period, (vi) any extraordinary, unusual or non-recurring non-cash charges, expenses or losses for such period (but excluding any non-cash charges, expenses or losses that relate to the write-down or write-off of Inventory), (vii) all non-cash charges, expenses or losses with respect to the Company’s adoption of “fresh start” accounting policies and (viii) the aggregate principal amount of Plan Sponsor Subordinated Indebtedness incurred or deemed to be incurred during such period (other than the payment of any interest thereon in the form of additional Plan Sponsor Subordinated Indebtedness), minus (c) without duplication and solely to the extent included in determining Net Income, the sum of (i) any extraordinary, unusual or non-recurring income or gains which were included in the calculation of Net Income (or net loss) for such period, and (ii) cash expenditures incurred during such period, the effect of which is to reduce balance sheet provisions previously booked and treated as an extraordinary, unusual or non-recurring non-cash expense, in each case determined in accordance with GAAP for such period; provided, however, that (A) aggregate principal amount of Plan Sponsor Subordinated Indebtedness (other than the payment of any interest thereon in the form of additional Plan Sponsor Subordinated Indebtedness) included in calculating EBITDA during the term of this Agreement shall not exceed $100,000,000 and (B) Plan Sponsor Subordinated Indebtedness shall not be included in EBITDA for purposes of calculating “Excess Cash Flow”.

(ii)    “Fixed Charges” means, as of any date, in each case calculated for the Company on a consolidated basis, without duplication, the sum of:

(a)    all amounts that are required to be paid by the Company on a consolidated basis during the eight Fiscal Quarters following such date in respect of (i) scheduled principal payments on Indebtedness and (ii) Capital Lease Obligations (excluding unamortized balloon payments on Indebtedness other than in respect of Capital Lease Obligations); plus

(b)    all amounts that are paid in cash by the Company on a consolidated basis during the eight Fiscal Quarters preceding such date in respect of (i) cash Interest Expense, (ii) dividends or distributions, (iii) contributions to any Plan in excess of any such contributions previously expensed and (iv) operating lease expenses not included in the calculation of EBITDA.

(iii)    “Maturity Date” means (a) with respect to the Revolving Loans (including Swingline Loans), December 28, 2014 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; (b) with respect to the Term A Loans, December 28, 2012; and (c) with respect to the Term B Loans, December 28, 2014.

(b)    The following new defined terms are added in the appropriate alphabetical order to Section 1.1 of the Existing Credit Agreement:

(i)    “Amendment No. 1 Effective Date” means the “Effective Date” as defined in Amendment No. 1 to Credit Agreement.

(ii)    “Amendment No. 1 to Credit Agreement” means Amendment No. 1 to Credit Agreement, dated as of November 29, 2010, among the parties thereto.

(iii)    “Plan Sponsor Subordinated Indebtedness” has the meaning assigned to such term in Section 6.01(x).

(iv)    “Senior Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness (other than unsecured Indebtedness) of the Company at such date, determined on a consolidated basis, to the extent required to be reflected in the “Liabilities” section of the consolidated balance sheet of the Company (it being understood that all current intercompany liabilities shall be excluded whether shown on the consolidated balance sheet or excluded therefrom on a net basis).

(v)    “Senior Leverage Ratio” means, on any date, the ratio of (a) Senior Indebtedness on such date to (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

(vi)    “Senior Notes” means the certain senior unsecured notes in an original aggregate principal amount of not less than $350,000,000 and not greater than $500,000,000, which Senior Notes are entered into in connection with, and in accordance with the requirements of, Amendment No. 1 to Credit Agreement.

(vii)    “Senior Note Documents” means, collectively, (a) the Senior Notes, (b) each indenture that is entered into in connection with the purchase of the Senior Notes and (c) all the guarantees and other material agreements entered into in connection with the foregoing.

(c)    The term “Leverage Ratio” set forth in Section 1.1 of the Existing Credit Agreement is deleted.

SECTION 2.2.    Amendments to Section 2.10. Section 2.10 of the Existing Credit Agreement is amended by (a) changing the reference to “$100,000,000” in Section 2.10(b)(i)(B) to read “$250,000,000” and (b) adding the following clause (i) at the end thereof:

“(i)    Notwithstanding any of the other terms of this Section 2.10, each Incremental Term B Commitment shall require the approval of each Term B Lender, each such approval not to be unreasonably withheld.”

SECTION 2.3.    Amendments to Section 2.13. Section 2.13(a) of the Existing Credit Agreement is amended and restated in entirety as follows:

“(a)     Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a per annum rate of .50% on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Commitment fees accrued through and including the last day of each calendar quarter shall be payable on the 15th day of each April, July, October and January of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. Solely for purposes of determining the Available Revolving Commitment in connection with the computation of commitment fees, the Aggregate Revolving Exposure shall be deemed not to include the aggregate principal amount of Swingline Loans.”

SECTION 2.4.    Amendments to Section 6.01. Section 6.01 of the Existing Credit Agreement is amended by (a) deleting “and” at the end of paragraph 6.01(v), (b) deleting the period at the end of paragraph 6.01(w) and replacing it with “:” and (c) adding new paragraphs 6.01(x) and (y) as follows:

“(x)    additional unsecured Indebtedness owed to the Plan Sponsor or any Affiliate thereof, provided that (A) (x) no principal or interest payment or prepayment shall be made under such Indebtedness prior to six months following the Maturity Date in effect on the date of the incurrence of such Indebtedness and (y) the stated maturity date of such Indebtedness shall not be earlier than six months following the Maturity Date in effect on the date of the incurrence of such Indebtedness, (B) no such Indebtedness may be created or incurred unless both before and after the incurrence of such Indebtedness, on a Pro Forma Basis (1) no Default or Event of

Default shall exist or result therefrom, (2) the Borrowers shall be in compliance with the covenants set forth in Section 6.13 for the Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) ending immediately prior to the incurrence or the deemed incurrence of such Indebtedness and (C) such Indebtedness shall be on terms (including terms subordinating repayment thereof to the payment of the Obligations) reasonably satisfactory to the Administrative Agent and Rabobank (the foregoing Indebtedness being the ‘Plan Sponsor Subordinated Indebtedness’); provided that if the Plan Sponsor Subordinated Indebtedness is incurred during the period beginning as of the first day of any Fiscal Quarter and prior to the date a certificate of a Financial Officer of the Company is required to be delivered pursuant to Section 5.01(c) and such certificate states that such Plan Sponsor Subordinated Indebtedness is being incurred to cure any prospective Event of Default with respect to any financial covenant set forth in Section 6.13(a) or (b) that is being reported on in such certificate, such Plan Sponsor Subordinated Indebtedness shall be deemed to have been incurred on the last day of the prior Fiscal Quarter; and

(y)    the Senior Notes that were entered into in connection with, and in accordance with the requirements of, Amendment No.1 to Credit Agreement.”

SECTION 2.5.    Amendments to Section 6.09. Section 6.09(c)(i) of the Existing Credit Agreement is amended and restated in its entirety as follows:

“(i)    any Indebtedness permitted under Section 6.01(b), (c), (d), (j), (k), (r) and (x) and any refinancing, refunding, extension, renewal or replacement of any of the foregoing permitted under Section 6.01;”

SECTION 2.6.    Amendments to Section 6.11. Section 6.11 of the Existing Credit Agreement is amended and restated in entirety as follows:

“SECTION 6.11.    Amendment of Material Documents. No Loan Party will, nor will it permit any of the Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Indebtedness the payment of which is subordinated to payment of the Obligations (including the Plan Sponsor Subordinated Indebtedness); (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents; (c) any Material Agreement; (d) the Merit Revolver; (e) the Guarantee by the Company of the Mexican Credit Facility; or (f) any Senior Note Document, in each case to the extent any such amendment, modification or waiver:

“(i)    could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the other Lender Parties or their ability to enforce the same;

“(ii)    solely with respect to Section 6.11(a) and (d), results in the imposition or expansion in any material respect of any restriction or burden on the Borrowers or any of the Subsidiaries; or

“(iii)    individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.”

SECTION 2.7.    Amendments to Section 6.13. Section 6.13(a) and (b) of the Existing Credit Agreement is amended and restated in entirety as follows:

“(a)    Minimum Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio, determined on the last day of each Fiscal Quarter, to be less than 1.20:1.00, for any period prior to Amendment No. 1 Effective Date, 1.05:1.00, for any period from and after Amendment No. 1 Effective Date until December 31, 2012, and 1.10:1.00 for any period from any after January 1, 2013; provided that the Fixed Charge Coverage Ratio shall initially be calculated on December 27, 2009 and shall be based solely on the financial performance of the Company for the period from and after March 29, 2009 (the calculation as of such date being based on the preceding and following three Fiscal Quarters’ financial performance of the Company (as contemplated by the definition of ‘Fixed Charge Coverage Ratio’)); the calculation as of March 28, 2010 being based on the preceding and following four Fiscal Quarters’ financial performance of the Company (as contemplated by the definition of ‘Fixed Charge Coverage Ratio’); and so on until the calculation as of March 27, 2011 and each Fiscal Quarter thereafter being based on the preceding and following eight Fiscal Quarters’ financial performance of the Company (as contemplated by the definition of ‘Fixed Charge Coverage Ratio’).

“(b)    Senior Leverage Ratio. The Borrowers will not permit the Senior Leverage Ratio, determined for any period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter, to be greater than (i) 4.00:1.00, for the period from Amendment No. 1 Effective Date until December 31, 2012, (ii) 3.75:1.00, for the period from January 1, 2013 until December 31, 2013, and (iii) 3.50:1.00, for each period thereafter.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, each Borrower hereby (a) represents and warrants that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, each Borrower hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Administrative Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all the Collateral thereto in favor of the Administrative Agent (for the benefit of the Lender Parties) continues unimpaired and in full force and effect, and (y) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.

ARTICLE IV

ACKNOWLEDGMENT OF SUBSIDIARIES

By executing this Agreement, each Subsidiary of the Company that is a party hereto hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Agreement. Without limiting the foregoing, each such Subsidiary waives all defenses, claims, counterclaims, rights of recoupment or set-off with respect to any of such Subsidiary’s Obligations.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1.    Effective Date. This Agreement shall become effective on such date (the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.1.1    Execution of Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of the Borrowers, each of the Subsidiaries of the Company parties to the Existing Credit Agreement, the Administrative Agent, each affected Lender and Voting Participant (in the case of the amendments to the Credit Agreement referred to in Sections 2.1(a)(iii) and 2.3), and the Required Lenders (in the case of all the other amendments to the Credit Agreement referred to in Article II).

SECTION 5.1.2    Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 5.1.3    Senior Notes. (a) All the terms of the Senior Notes, each indenture that is entered into in connection with the purchase of the Senior Notes and all the guarantees and other material agreements entered into in connection therewith shall be on terms in form and substance satisfactory to the Administrative Agent and Rabobank.

(b)    Substantially concurrently with the occurrence of the Effective Date, all the proceeds of the Senior Notes (after accounting for transaction costs, fees and expenses relating to the issuance of the Senior Notes and the execution of this Agreement) shall have been applied, to the extent required by, Section 2.12(e) of the Amended Credit Agreement, to prepay the Loans.

SECTION 5.1.4    Fees. Each Lender (including in its capacity as an Agent) that has executed and delivered a copy of this Agreement to the Administrative Agent shall have received on the Effective Date the fees required to be paid pursuant to the fee letters that have been entered into in connection with this Agreement, including, without limitation, the following:

(a)    to each Revolving Lender that enters into this Agreement on or prior to the Effective Date a one-time extension fee, earned and payable in full severally on the Effective Date, equal to (i) 0.250% of each such Revolving Lender’s aggregate Revolving Commitment on the Effective Date, in the case of each such Lender whose aggregate Revolving Commitment on the Effective Date is equal to or greater than $25,000,000, and (ii) 0.125% of each such Revolving Lender’s aggregate Revolving Commitment on the Effective Date, in the case of each such Revolving Lender whose aggregate Revolving Commitment on the Effective Date is less than $25,000,000; and

(b)    to each Lender that enters into the Agreement on or prior to the Effective Date a one-time amendment fee, earned and payable in full severally on the Effective Date, equal to 0.125% of each such Lender’s aggregate Revolving Commitment (if such Lender is a Revolving Lender) and 0.125% of each such Lender’s aggregate principal amount of Term Loans (if such Lender is a Term Lender) on the Effective Date.

The foregoing extension fee and amendment fee shall be calculated based upon the aggregate outstanding principal amount of the Term Loans of each Term Lender and the Revolving Loan Commitment of each Revolving Lender, in each case after giving effect to any prepayment made on the Effective Date from the proceeds of the Senior Notes.

SECTION 5.2.    Expiration. If the Effective Date has not occurred on or prior to 10:00 a.m. (New York, New York time) on January 31, 2011, the agreements of the parties contained in this Agreement shall terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.    Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 6.2.    Loan Document Pursuant to Amended Credit Agreement. This Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3.    Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of any Borrower or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.4.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 6.5.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6.    Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 6.7.    Costs and Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable and documented out-of-pocket fees, charges and disbursements of legal counsel for the Administrative Agent, that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 6.9.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.10.    Entire Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 6.11.    Section 6.01(e) Clarifications. For the avoidance of doubt, the Administrative Agent and the Lenders acknowledge and agree that, in addition to industrial revenue bonds, municipal bonds or similar bonds described in Section 6.01(e)(i) of the Credit Agreement, the Borrowers and their Subsidiaries shall be permitted to incur Indebtedness in respect of sale and leaseback transactions with state, county, city or other municipal Governmental Authorities and other similar financing arrangements that are otherwise in accordance with Section 6.01(e) of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

PILGRIM’S PRIDE CORPORATION

By	/s/ Gary D. Tucker
Name: Gary D. Tucker
Title: Principal Financial Officer

TO-RICOS, LTD.

By	/s/ Gary D. Tucker
Name: Gary D. Tucker
Title: Principal Financial Officer

TO-RICOS DISTRIBUTION, LTD.

By	/s/ Gary D. Tucker
Name: Gary D. Tucker
Title: Principal Financial Officer

OTHER LOAN PARTIES:

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By	/s/ Gary D. Tucker
Name: Gary D. Tucker
Title: Principal Financial Officer

ADMINISTRATIVE AGENT:

COBANK, ACB,
as Administrative Agent

By	/s/ Brian J. Klatt
Name: Brian J. Klatt
Title: Senior Vice President

LENDERS:

COBANK, ACB, as Lender

By	/s/ Brian J. Klatt
Name: Brian J. Klatt
Title: Senior Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Lender

By	/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

By	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

BANK OF MONTREAL, as Lender

By	/s/ Philip Langheim
Name: Philip Langheim
Title: Managing Director

BARCLAYS BANK PLC, as Lender

By	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By	/s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Vice President

AGRILAND, FARM CREDIT SERVICES ACA, as Lender

By	/s/ Roger Brist
Name: Roger Brist
Title: CEO

ING CAPITAL LLC, as Lender

By	/s/ Dan Lamprecht
Name: Dan Lamprecht
Title: Managing Director

AMERICAN INTERNATIONAL GROUP, INC., as Lender

By
Name:
Title:

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, as Lender

By
Name:
Title:

WESTERN NATIONAL LIFE INSURANCE COMPANY, as Lender

By
Name:
Title:

MERIT LIFE INSURANCE COMPANY, as Lender

By
Name:
Title:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, as Lender

By	/s/ William H. Hasson
Name: William H. Hasson
Title: Managing Director

METROPOLITAN LIFE INSURANCE COMPANY, as Lender

By
Name:
Title:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), as successor by merger to John Hancock Life Insurance Company and to John Hancock Variable Life Insurance Company, as Lender

By	/s/ Dwayne Bertrand
Name: Dwayne Bertrand
Title: Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY, as Lender

By	/s/ Dwayne Bertrand
Name: Dwayne Bertrand
Title: Managing Director

TRANSAMERICA LIFE INSURANCE COMPANY, as Lender

By	/s/ Stephen Noonan
Name: Stephen Noonan
Title: Transamerica Life Insurance Company

U.S. BANK NATIONAL ASSOCIATION, as Lender

By	/s/ Harry J. Brown
Name: Harry J. Brown
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Lender

By	/s/ Stephen J. Collins
Name: Stephen J. Collins
Title: Vice President

BANK OF THE WEST, as Lender

By	/s/ Michael D. Hogg
Name: Michael D. Hogg
Title: Vice President

FARM CREDIT EAST, ACA formerly known as FIRST PIONEER FARM CREDIT, ACA as Lender

By	/s/ James M. Papai
Name: James M. Papai
Title: Senior Vice President

CONTINENTAL CASUALTY COMPANY

By	/s/ Lynne Gugenheim
Name: Lynne Gugenheim
Title: Senior Vice President and
Deputy General Counsel

BLACK DIAMOND CLO 2005-1 LTD By: Black Diamond CLO 2005-1 Adviser, L.L.C., As its Collateral Manager, as Lender

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

BLACK DIAMOND CLO 2005-2 LTD By: Black Diamond CLO 2005-2 Adviser, L.L.C., As its Collateral Manager, as Lender

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

BLACK DIAMOND CLO 2006-1 (CAYMAN) LTD By: Black Diamond CLO 2006-2 Adviser, L.L.C., As its Collateral Manager, as Lender

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

BANK OF AMERICA, N.A., as Lender

By	/s/ W. Ashley Allen
Name: W. Ashley Allen
Title: Senior Vice President

BANK OF NOVA SCOTIA, as Lender

By	/s/ Michelle Phillips
Name: Michelle Phillips
Title: Director